CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

                                       OF

                   SERIES A JUNIOR CONVERTIBLE PREFERRED STOCK

                                       OF

                       POWERHOUSE TECHNOLOGIES GROUP, INC.

                         (Pursuant to Section 151 of the
                      Delaware General Corporation Law)
                      ---------------------------------

            PowerHouse Technologies Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies that, pursuant to authority vested in the Board of Directors of the Company by Article 4 of the Amended Certificate of Incorporation of the Company, the following resolution was adopted as of April 28, 2004, by the Board of Directors of the Company pursuant to Section 141 of the Delaware General Corporation Law:

            "Pursuant to authority vested in the Board of Directors of the Company by Article 4 of the Company's Amended Certificate of Incorporation, of the total authorized number of 25,000,000 shares of Company preferred stock (the "Preferred Stock"), par value $0.0001 per share, there shall be designated a series of 5,000,000 shares which shall be issued hereunder and constitute a single series to be known as "Series A Junior Convertible Preferred Stock" (hereinafter called the "Series A Junior Preferred Stock"). The shares of Series A Junior Preferred Stock have the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth below:

            1. Certain Definitions.

            "Average Price" shall mean, with respect to any shares of stock or securities, including the Common Stock (as defined below), on any date of determination, the average for the ten (10) consecutive Trading Days (as defined below) preceding and including such date of determination of the reported last sale prices per share on the principal national securities exchange or inter-dealer quotation system on which such stock or security is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange or inter-dealer quotation system or if last sale prices are not available, the average for the ten (10) consecutive Trading Days preceding and including the date of determination of the average of the closing bid and asked prices per share or security in the over-the-counter market as published by the National Quotation Service or the OTC Bulletin Board or, if no such quotations are published or furnished, by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

            "Common Stock" shall mean the common stock, $0.0001 par value, of the Company, including the stock into which the Series A Junior Preferred Stock is convertible, and any capital stock of any class of the Company thereafter authorized that shall not be limited to a fixed sum in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

            "Current Market Price" shall mean, with respect to any shares of capital stock or other securities, (i) if such stock or securities are listed or admitted to trading on a national securities exchange or an inter-dealer quotation system or traded in the over-the-counter market, the Average Price per share or security, as the case may be, at the close of trading on the Trading Day on which the relevant determination is to be made or, if such day is not a Trading Day, the Trading Day immediately preceding such day and (ii) if such stock or security is not so listed, admitted or traded, the fair market value of such stock or security as determined by the Managing Directors of the Company or, if such parties cannot agree, as determined by an Independent Appraiser (as defined below).

            "Excluded Stock" shall mean Common Stock issued or to be issued,

      (i) pursuant to the conversion, exercise or exchange of securities outstanding as of (a) with respect to the Units, the closing date of the Senior A Units Offering and (b) with respect to the Junior Units, the closing date of the New Junior A Units Offering;

      (ii) pursuant to the exercise of any equity securities issued in accordance with the Company's stock option plan or stock purchase plan, or otherwise issued to the Company's employees, consultants or directors in transactions not primarily for equity financing purposes and approved by a majority of the members of the Compensation Committee (which shall include at least one member who is a Director designated by the holders of the Series A Senior Preferred Stock) and the Board of Directors;

      (iii) in connection with any joint venture or strategic relationship approved by the Board of Directors;

      (iv) in connection with leases, loans and other transactions not primarily for equity financing purposes and approved by the Board of Directors;

      (v) in connection with any acquisition of or by the Company, whether by merger, stock or asset purchase or otherwise;

      (vi) in an underwritten public offering through an internationally recognized underwriter at a price not less than three (3) times the original Junior Liquidation Preference (as defined below);


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


      (vii) except as otherwise provided herein, and following any applicable adjustment in the Conversion Price provided for in Subsection 4D, upon the actual issue of Common Stock or securities convertible into Common Stock at the time of exercise of any rights, options or warrants to purchase Common Stock or any securities convertible into Common Stock, as appropriate, or upon conversion or exchange of securities convertible into Common Stock; or

      (viii) to the extent provided for in the Series A Junior Units
      Purchase Agreement (the "Junior Purchase Agreement"), any shares of Series A Junior Preferred Stock issued after the closing date of the New Junior A Units Offering.

            "Independent Appraiser" shall mean an investment banking firm, appraisal firm or any other financial expert of recognized national standing in the United States, selected by the holders of a majority of the Series A Junior Preferred Stock and reasonably acceptable to the Company, that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or indirect material financial interest in the Company or a 5% or greater holder of Series A Junior Preferred Stock, who has not been, and, at the time called upon to give independent financial advice to the Company or a holder of Series A Junior Preferred Stock, is not (and none of its directors, officers, affiliates or stockholders are) a promoter, director or officer of the Company.

            "New Junior A Units Offering" shall mean the offering by the Company of Series A Junior Units (each a "Junior Unit"), composed of Series A Junior Preferred Stock and Series A Junior Common Stock Purchase Warrants (the "Junior Warrants"), in a private placement to certain current holders of Common Stock pursuant to the Company's Confidential Rescission Offer and New Junior A Units Offering Memorandum, dated April 28, 2004 (the "Memorandum").

            "Original Purchase Price" shall mean $3.06 per share, which shall be subject to adjustment as provided for in Subsection 4D hereof.

            "Senior A Units Offering" shall mean the offering by the Company of Series A Senior Units (each a "Unit"), composed of Series A Senior Convertible Preferred Stock (the "Series A Senior Preferred Stock") and Series A Senior Common Stock Purchase Warrants (the "Warrants"), in a private placement to certain investors pursuant to the Company's Confidential Private Placement Memorandum, dated April 23, 2004 (the "PPM").

            "Trading Day" shall mean (i) if the relevant stock or security is listed or admitted for trading on the New York Stock Exchange or any other national securities exchange, a day on which such exchange is open for business;
(ii) if the relevant stock or security is quoted on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; or (iii) if the relevant stock or security is not listed or admitted for trading on any national securities exchange or quoted on the Nasdaq National Market or any other system of automated dissemination of quotation of securities prices, a day on which the relevant stock or security is traded in a regular


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


way in the over-the-counter market and for which a closing bid and a closing asked price for such stock or security are available.

            "Triggering Event" shall mean the Company's litigation filed on September 15, 2003 in the Superior Court of the State of California in and for the Country of Los Angeles, South West District captioned PowerHouse Technologies Group, Inc. v. Proctor , et. al., (Case No. YC047491) in which Joseph Ford Proctor, BrickHouse Captial Venture Limited, Julie Holfinger and others are named as defendants (the "Proctor Litigation") proving to be unsuccessful and the shares of Common Stock that are held by any defendant, or any affiliate of any defendant, in the Proctor Litigation (the "Proctor Group") being reinstated into the Company's capitalization.

            2. Dividends. The holders of the Series A Junior Preferred Stock are not entitled to a dividend, other than a liquidating distribution, or ordinary dividends or distributions declared or paid on the Common Stock, on an as-converted basis.

            3. Preference on Liquidation

               3A. Liquidation Preference for Series A Junior Preferred Stock. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of Series A Senior Preferred Stock shall be entitled, before any distributions shall be made to the holders of the Common Stock or Series A Junior Preferred Stock, to be paid a per share amount equal to 150% of the Original Purchase Price, plus any unpaid dividends (appropriately adjusted to reflect the occurrence of any stock split, stock dividend, stock combination, stock subdivision or like occurrences) (the "Senior Liquidation Preference"). After the payment of the Senior Liquidation Preference, the holders of the Series A Junior Preferred Stock shall be entitled to receive, in preference to the holders of the Common Stock, but subordinate to the holders of the Series A Senior Preferred Stock, a per share amount equal to the greater of $2,600,000 in the aggregate or the Series A Junior Preferred holder's share of the liquidation proceeds of the Company, determined on an as-converted basis (the "Junior Liquidation Preference"). With respect to the assets remaining after distribution of the Senior Liquidation Preference and the Junior Liquidation Preference, the holders of the Series A Senior Preferred Stock and Common Stock shall receive an aggregate pro rata liquidating distribution per share on an as-converted basis.

            If upon such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Junior Preferred Stock of the Company shall be insufficient to permit payment to the holders of Series A Junior Preferred Stock of the full amount of the Junior Liquidation Preference, then the entire assets of the Company to be distributed shall be distributed ratably to the holders of Series A Junior Preferred Stock in proportion to the Junior Liquidation Preference each such holder would otherwise be entitled to receive.

               3B. Notice of Liquidation. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Junior Liquidation P


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


      reference and the place where said sums shall be payable shall be given by mail, postage prepaid, not less than 30 or more than 60 days prior to the payment date stated therein, to the holders of record of the Series A Junior Preferred Stock, such notice to be addressed to each shareholder at his post office address as shown by the records of the Company.

                  3C. Sale as a Liquidation. Unless waived in writing by the holders of a majority of the Series A Junior Preferred Stock then outstanding, voting together as one class, a consolidation or merger of the Company into or with any other entity or entities, or the sale or transfer by the Company of all or substantially all of its assets, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Company, immediately prior to such a merger, consolidation or sale, own less than a majority in voting power of the outstanding capital stock of the corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such a merger, consolidation or sale (each such transaction being hereinafter referred to as a "Corporate Transaction") shall be treated as a liquidation within the meaning of this Section 3 for the purpose of determining the consideration to be received by holders of the Series A Junior Preferred Stock upon redemption of such shares as well as the timing of such deemed redemption.

            4. Conversion. The holders of shares of Series A Junior Preferred Stock shall have the following rights and, in certain cases, obligations, to convert all or a portion of their shares into fully paid and non-assessable shares of Common Stock or any capital stock or other securities into which such Common Stock shall have been changed or any capital stock or other securities resulting from a reclassification thereof:

                  4A. Right to Convert. Subject to the terms and conditions of this paragraph 4A, the holder of any share or shares of Series A Junior Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series A Junior Preferred Stock into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by multiplying the number of shares of Series A Junior Preferred Stock so to be converted by the Junior Liquidation Preference per share and dividing the result by the conversion price of $3.06 per share or, if there has been an adjustment of the conversion price, by the conversion price as last adjusted and in effect at the date any share or shares of Series A Junior Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to herein as the "Conversion Price").

      Such rights of conversion shall be exercised by the holder thereof by surrender of a certificate or certificates for the shares to be converted to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the holder or holders of the Series A Junior Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a properly completed notice of conversion in the form attached to the Series A Junior Preferred Stock certificate with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Common Stock, shall be issued. Accrued and unpaid dividends on the Series A Junior Preferred Stock shall be taken into


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


      account in determining the number of shares of Common Stock to be received by holders upon conversion, provided, however, no dividends will be paid on the Series A Junior Preferred Stock at the time of conversion.

            4B. Issuance of Certificates; Time Conversion Effected. Promptly after the receipt by the Company of the written notice referred to in subparagraph 4A and surrender of the certificate or certificates for the share or shares of the Series A Junior Preferred Stock to be converted, the Company shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Junior Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Company and the certificate or certificates for such shares shall have been surrendered as aforesaid, and at such time the Series A Junior Preferred Stock rights of the holder of such share or shares shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

            4C. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of the Series A Junior Preferred Stock into Common Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share, and no payment or adjustment shall be made upon any conversion on account of any cash dividends paid on the Series A Junior Preferred Stock so converted or the Common Stock issued upon such conversion. In case the number of shares of Series A Junior Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 4A exceeds the number of shares converted, the Company shall upon such conversion, execute and deliver to the holder thereof at the expense of the Company, a new certificate for the number of shares of Series A Junior Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.

            4D. Adjustment of Conversion Price Upon Issuance. The Conversion Price shall not be adjusted if the Company shall issue or sell, or is, in accordance with subparagraphs 4D(1) through 4D(9), deemed to have issued or sold, any shares of Excluded Stock. Further, provided that any adjustment of the conversion price of the Series A Junior Preferred Stock does not dilute the shares of the Series A Senior Preferred Stock, and if and at any time or from time to time, after the date of first issuance of shares of Series A Junior Preferred Stock (the "Original Issuance Date") a Triggering Event shall occur, the Conversion Price of the Series A Junior Preferred Stock shall be immediately adjusted as follows: the aggregate number of shares of Common Stock into which the shares of Series A Junior Preferred Stock shall be convertible shall be the number of shares of Common Stock equal to the result obtained by multiplying (x) the "Post-Event Number of Net Common Shares" by (y) the "Pre-Event Junior Preferred


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


      Portion". For such purposes (I) the Post-Event Number of Net Common
      Shares shall be the difference between (A) the sum of all the shares of
      (i) the Common Stock issued and outstanding (including the shares of Common Stock owned or claimed to be owned by the Proctor Group) and (ii) reserved for issuance upon exercise or conversion or exchange of all outstanding securities of the Company that are exercisable or exchangeable for, or convertible into, Common Stock and (B) the sum of all shares of Common Stock theretofore issued and issuable upon conversion of the Series A Senior Preferred Stock; and (II) the Pre-Event Junior Preferred Portion shall be a fraction, (A) the numerator of which shall be the number of shares of Common Stock into which the Series A Junior Preferred Stock is convertible immediately prior to the occurrence of such Triggering Event and (B) the denominator of which shall be the difference between (i) the sum of all shares of Common Stock issued and reserved for issuance on such date and (ii) the shares of Common Stock issued and reserved for issuance upon conversion of the Series A Senior Preferred Stock.

      No adjustment of the Conversion Price, however, shall be made in an amount less than $0.01 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $0.01 per share or more.

      For purposes of this subparagraph 4D, the following paragraphs 4D(1) to 4D(8) shall also be applicable:

            4D(1). Issuance of Rights or Options. In case at any time the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any option or warrant for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities" and, together with Options, the "Common Stock Equivalents"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issued upon the exercise of such Options shall be deemed to have


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


      been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 4D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

            4D(2). Issuance of Convertible Securities. In case the Company shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that
      (a) except as otherwise provided in subparagraph 4D(3) below, no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 4D, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

            4D(3). Change in Option Price or Conversion Rate. If (1) the purchase price provided for in any Option referred to in subparagraph 4D(1); (2) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 4D(1) or 4D(2); or (3) the rate at which any Convertible Securities referred to in subparagraph 4D(1) or 4D(2) are convertible into or exchangeable for Common Stock shall change at any time (in each case other than under or by reason of provisions providing solely for protections of the holders of such Option or Convertible Securities against dilution), then the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding


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      immediately prior to such expiration or termination never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such Option referred to in subparagraph 4D(1) or the rate at which any Convertible Securities referred to in subparagraph 4D(1) or 4D(2) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto providing solely for protection of the holders of such Option or Convertible Securities against dilution, then, in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Securities never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced.

            4D(4). Stock Dividends. In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration and the Conversion Price then in effect immediately prior to such dividend declaration or distribution shall be reduced as if the Company had subdivided its outstanding shares of Common Stock into a greater number of shares as provided in subparagraph 4D(5).

            4D(5). Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Common Stock or Convertible Securities into a greater number of shares or shall declare or pay a dividend on its outstanding shares of Common Stock payable in shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

            4D(6). Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. The amount of consideration deemed to be received by the Company pursuant to the foregoing provisions of this subparagraph 4D(6) upon any issuance and/or sale of shares of Common Stock, Options or Convertible Securities, pursuant to an established


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      compensation plan of the Company, to directors, officers or employees of the Company in connection with their employment shall be increased by the amount of any tax benefit realized by the Company as a result of such issuance and/or sale, the amount of any tax benefit being the amount by which the Federal and/or state income or other tax liability of the Company shall be reduced by reason of any deduction or credit in respect of such issuance and/or sale. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

            4D(7). Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

            4D(8). If, at any time or from time to time after the Original Issuance Date, the Company shall issue or distribute to the holders of shares other than Preferred Shares (the "Dividend Stock") evidences of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Common Stock, referred to in
      Section 4D(4) or 4D(5), or dividends on Common Stock and also excluding cash dividends or cash distributions paid out of net profits legally available therefor in the full amount thereof) (any such non-excluded event being herein called a "Special Dividend"), the Conversion Price shall be adjusted by multiplying the Conversion Price then in effect by a fraction, the numerator of which shall be the then Current Market Price per share of the Dividend Stock in effect on the record date of such issuance or distribution less the fair market value (as determined in good faith by the Company's Board of Directors) of the Special Dividend applicable to one share of Dividend Stock and the denominator of which shall be the then Current Market Price Per Share of the Dividend Stock in effect on the record date of such issuance or distribution. An adjustment made pursuant to this Subsection 4D(8) shall become effective immediately after the record date of any such Special Dividend.

            4E. Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Company shall be effected in such a way (including, without limitation, by way of consolidation or merger, but excluding a consolidation, merger or sale which is treated as a liquidation with respect to holders of Series A Junior Preferred Stock for purposes of Section 3) that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock then, as a condition of such reorganization or reclassification, lawful and adequate provision (in form satisfactory to the holders of at least a majority of the outstanding shares of Series A Junior Preferred Stock, voting together as one class) shall


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      be made whereby each holder of a share or shares of Series A Junior
      Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon the conversion of such share or shares of the Series A Junior Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including an immediate adjustment, by reason of such reorganization or reclassification, of the Conversion Price to the value for the Common Stock reflected by the terms of such reorganization or reclassification if the value so reflected is less than the Conversion Price in effect immediately prior to such reorganization or reclassification). In the event of a merger or consolidation of the Company as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of the Common Stock of the Company outstanding immediately prior to such merger or consolidation, the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company. The Company shall not effect any such consolidation or merger, or any sale of all or substantially all its assets and properties, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument (in form satisfactory to the holders of at least a majority of the outstanding shares of Series A Junior Preferred Stock voting together as one class) executed and mailed or delivered to each holder of shares of Series A Junior Preferred Stock at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

            4F. Notice of Adjustment. Upon any adjustment of the Conversion Price, then, and in each such case the Company shall give written notice thereof by first class mail, postage prepaid, addressed to each holder of shares of Series A Junior Preferred Stock at the address of such holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

            4G. Other Notices. In case at any time:


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


                  (1) the Company shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                  (2) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of such stock of any class or other rights;

                  (3) there shall be any capital reorganization or reclassification of the capital stock of the Company, or a consolidation or merger of the Company with, or a sale of all or substantially all its assets to, another corporation; or

                  (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

      then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Series A Junior Preferred Stock at the address of such holder as shown on the books of the Company, (a) at least 15 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 15 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause
      (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

            4H. Mandatory Conversion. Each share of Series A Junior Preferred Stock shall be converted, automatically and without further action on the part of any person or the Company, into that number of shares of Common Stock as is equal to the quotient obtained by dividing (i) the Junior Liquidation Preference per share of the Series A Junior Preferred Stock by
      (ii) the then applicable Conversion Price (A) no less than 30 days after the Company provides written notice to holders of the Series A Junior Preferred Stock certifying that the minimum closing price (determined on the basis of the average weighted daily trading price) of the Common Stock for 35 consecutive trading days has exceeded three times the original Junior Liquidation Preference of the Series A Junior Preferred Stock, plus accrued and unpaid dividends, and has traded in volumes of at least 100,000 shares per day during such 35-day period; (B) upon receipt of the written notice of holders of a majority of the then-outstanding shares of Series A Junior Preferred Stock of their election to cause an automatic conversion pursuant to this subparagraph 4H; or


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


      (C) upon the closing of an underwritten public offering of at least
      15% of the Common Stock outstanding immediately prior to such offering (including a Rule 144A/Regulation S offering) with proceeds of at least $25,000,000 to the Company, at a price per share of at least six times the Original Purchase Price (appropriately adjusted to reflect the occurrence of any stock split, stock dividend, stock combination, stock subdivision or like occurrences), plus any accrued but unpaid dividends owed to holders of the Series A Junior Preferred Stock on an as-converted basis (a "Qualified Financing"). Any such conversion shall be effected in accordance with the provisions of subparagraphs 4B and 4C hereof.

            4I. Stock to be Reserved. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the conversion of the Series A Junior Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Junior Preferred Stock. All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes) and, without limiting the generality of the foregoing, the Company covenants that it shall from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price. The Company shall take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Company may be listed. The Company shall not take any action which results in any adjustment of the Conversion Price if after such action the total number of shares of Common Stock issued and outstanding and thereafter issuable upon exercise of all options and conversion of Convertible Securities, including upon conversion of the Series A Junior Preferred Stock, would exceed the total number of shares of such class of Common Stock then authorized by the Company's Certificate of Incorporation.

            4J. No Reissuance of Series A Junior Preferred Stock. Shares of Series A Junior Preferred Stock that are converted into shares of Common Stock as provided herein shall not be reissued.

            4K. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Series A Junior Preferred Stock shall be made without charge to the holders thereof for any issuance tax, stamp tax, transfer tax, duty or charge in respect thereof, provided that the Company shall not be required to pay any tax, duty or charge which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Junior Preferred Stock which is being converted.

            4L. Closing of Books. The Company will at no time close its transfer books against the transfer of any Series A Junior Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Junior Preferred


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


      Stock in any manner which interferes with the timely conversion of such Series A Junior Preferred Stock; provided, however, nothing herein shall be construed to prevent the Company from setting record dates for the holders of its securities.

            5. Restriction on Employee Shares. All Common Stock held by employees of the Company shall be nontransferable by such employees until the effective date of a registration statement filed by the Company with respect to such shares. In the event that any such employee shares become transferable by operation of law, the Company shall have the right to repurchase such shares at book value, based on the Company's then most current financial statements.

            6. Voting - Series A Junior Preferred Stock. In addition to any class voting rights provided by law and this Certificate of Designation, the holders of Series A Junior Preferred Stock shall have the right to vote together with the holders of Common Stock as a single class on any matter on which the holders of Common Stock are entitled to vote. With respect to the voting rights of the holders of the Series A Junior Preferred Stock pursuant to the preceding sentence, each holder of Series A Junior Preferred Stock shall be entitled to one vote for each share of Common Stock that would be issuable to such holder upon the conversion of all the shares of Series A Junior Preferred Stock held by such holder on the record date for the determination of shareholders entitled to vote (including as adjusted after giving effect to a Triggering Event).

            7. Restrictions on Transfer. Transfers of the Series A Junior Preferred Stock shall be unrestricted, except (a) as to legal compliance (e.g., that the transaction is not subject to the registration requirements of the Securities Act and any applicable state securities laws); (b) as to transfers to certain persons or entities that are competitors of the Company; and (c) as to transfers to any member of the Proctor Group or any former director or officer of Agate Technologies, Inc. All transferees of the Junior Preferred Stock are required to certify that they are not members of the Proctor Group by completing and furnishing to the Company a transfer certification in substance and form reasonably satisfactory to the Company.

            8. No Waiver. Except as otherwise modified or provided for herein, the holders of Series A Junior Preferred Stock shall also be entitled to, and shall not be deemed to have waived, any other applicable rights granted to such holders under the applicable provisions of Delaware law.

            9. No Impairment. The Company shall not, through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities on any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but shall at all time in good faith assist in the carrying out of all the provisions of Article Four and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights and liquidation preferences granted hereunder of the holders of the Series A Junior Preferred Stock against impairment.


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


            IN WITNESS WHEREOF, this Certificate of Designation has been executed by the Company by its President as of this 28th day of April, 2004.


                                    POWERHOUSE TECHNOLOGIES GROUP, INC.




                                       By:  /s/ Jay Elliot
                                          --------------------------------------
                                          Name:    Jay Elliot
                                          Title:   Chief Executive Officer


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